UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 15, 2022

ORGANOGENESIS HOLDINGS INC.

(Exact Name of Registrant as specified in its charter)

Delaware	001-37906	98-1329150
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

85 Dan Road Canton, MA	02021
(Address of principal executive offices)	(Zip Code)

(781) 575-0775

(Registrant’s telephone number, including area code)

Not Applicable

(Registrant’s name or former address, if change since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value	ORGO	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.08	Shareholder Director Nominations

To the extent applicable, the information in Item 8.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.08.

Item 8.01	Other Events.

Organogenesis Holdings Inc. (the “Company”) currently plans to hold its 2022 Annual Meeting of Stockholders (the “2022 Annual Meeting”) on June 23, 2022. Shareholders of record at the close of business on Monday, April 25, 2022 will be entitled to vote at the 2022 Annual Meeting. The time and location of the 2022 Annual Meeting will be as set forth in the Company’s definitive proxy statement for the 2022 Annual Meeting to be filed with the Securities and Exchange Commission.

On April 14, 2022, the Company’s board of directors increased the size of the board of directors from nine members to eleven members in anticipation of appointing two additional independent directors by no later than May 6, 2022. Pursuant to the Nasdaq listing rules, a majority of the members of the Company’s board of directors must be independent by May 6, 2022, which is the last day of the one-year phase-in period from the date the Company ceased to be a “controlled company” under the Nasdaq listing rules, which occurred on May 6, 2021. Following the appointment of the two additional independent directors, the Company expects that a majority of the members of its board of directors will be independent. The Company anticipates that the two new independent directors will be nominated by the board of directors for re-election at the 2022 Annual Meeting.

Pursuant to the Company’s Bylaws, in order for any stockholder to propose business (other than pursuant to and in compliance with Exchange Act Rule 14a-8) or make a nomination for election to the board of directors before the annual meeting, the stockholder must deliver notice to the Secretary of the Company at the principal executive offices of the Company not later than the close of business on the 90th day nor earlier than the close of business on the 120th day before the first anniversary date of the preceding year’s annual meeting of stockholders; provided, however, that in the event that the annual meeting is more than 30 days before or more than 60 days after the anniversary date, notice by the stockholder to be timely must be so received no earlier than the close of business on the 120th day before the annual meeting and not later than the later of (x) the close of business on the 90th day before the annual meeting or, if the first public announcement of the date of the annual meeting is less than 100 days prior to the date of the annual meeting, (y) the close of business on the 10th day following the day on which public announcement of the date of the annual meeting is first made by the Company.

The Company’s Bylaws also provide, in the event that the number of directors to be elected to the Company’s board of directors is increased and there has been no public announcement naming all of the nominees for director or indicating the increase in the size of the Company’s board of directors made by the Company at least 10 days before the last day a stockholder may deliver a notice of nomination in accordance with the procedures described above, that a stockholder’s notice shall also be considered timely, but only with respect to nominees for any new positions created by the increase, if it is received by the Secretary at the principal executive offices of the Company not later than the close of business on the 10th day following the day on which the public announcement is first made by the Company.

Because the Company is holding the 2022 Annual Meeting more than 30 days prior to the one year anniversary of the 2021 Annual Meeting and is publicly announcing the increase in the size of the Company’s board of directors in this Current Report on Form 8-K, the Company has determined that the date by which stockholders must deliver the notice for the purposes of the 2022 Annual Meeting is the close of business on April 25, 2022, which is 10 days after the filing of this Current Report on Form 8-K. Pursuant to Rule 14a-8, in order for a stockholder to submit a proposal for inclusion in the Company’s proxy materials for the 2022 Annual Meeting, the stockholder must comply with the requirements set forth in Rule 14a-8, including with respect to the subject matter of the proposal and must deliver the proposal and all required documentation to the Company a reasonable time before the Company begins to print and send its proxy materials for the meeting. For the purposes of the 2022 Annual Meeting, the Company has determined that April 25, 2022 is a reasonable time before the Company plans to begin printing and mailing its proxy materials. The public announcement of an adjournment or postponement of the date of the 2022 Annual Meeting will not commence a new time period (or extend any time period) for giving the notice under the Bylaws or submitting a proposal pursuant to Rule 14a-8.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Organogenesis Holdings Inc.

By:	/s/ Lori Freedman
Name:	Lori Freedman
Title:	Vice President and General Counsel

Date: April 15, 2022